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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102369) pertaining to the Syncor International Corporation Employees' Savings and Stock Ownership Plan of our report dated June 25, 2003, with respect to the financial statements and schedules of the Syncor International Corporation Employees' Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                        /s/ Ernst & Young LLP

Columbus, Ohio
June 25, 2003